                                                                     EXHIBIT 1.1

                           TRITON PCS HOLDINGS, INC.

                             CLASS A COMMON STOCK


                            UNDERWRITING AGREEMENT

                                                                December 6, 2001

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
First Union Securities, Inc.
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs and Mesdames:

     Certain shareholders named in Schedule I hereto (the "Selling Shareholders") of Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), severally propose to sell to the several Underwriters named in
Schedule II hereto (the "Underwriters"), 6,915,272 shares (the "Class A Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company and 284,728 shares (the "Class B Shares") of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock") of the Company, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. The Class A Shares and the shares of the Class A Common Stock delivered to the Underwriters upon the sale of the Class B Shares are hereinafter referred to collectively as the "Firm Shares."

     The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 764,054 shares (the "Additional Class A Shares") of Class A Common Stock and 315,946 shares (the "Additional Class B Shares") of Class B Common Stock beneficially owned by such Selling Shareholders if and to the extent that you shall have determined to exercise the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 3 hereof. The Additional Class A Shares and the shares of Class A Common Stock delivered to the Underwriters upon the sale of the Additional Class B Shares are hereinafter collectively referred to as the "Additional Shares." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A Common Stock and Class B Common Stock to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to collectively as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares and other securities (the "Shelf Securities") of the Company and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), in the form first used to confirm sales of the Shares. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens granted to the lenders (the "Credit Facility Liens") under Triton PCS, Inc.'s credit facility dated as of February 3, 1998, as amended as of September 22, 1999, September 14, 2000 and September 26, 2001 and restrictions on the Company with respect to such shares in the First Amended and Restated Stockholders' Agreement dated as of October 27, 1999 (the "Stockholders' Agreement"), by and among AT&T Wireless PCS LLC, the cash equity investors, management stockholders and independent directors party thereto and the Company, in each case as described in the Prospectus.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable. Pursuant to the Company's Second Restated Certificate of Incorporation, each Class B Share and Additional Class B Share to be sold by the Selling Shareholders pursuant to this Agreement will automatically convert into one share of Class A Common Stock concurrently with the consummation of such sale. The shares of Class A Common Stock received by the Underwriters as a result of such automatic conversion will have been duly authorized and shall be validly issued, fully paid and non-assessable.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene
     (1) any provision of
     applicable law or the certificate of incorporation or by-laws of the Company or (2) in any material respect any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (3) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (i) The sale of the Class B Shares and the Additional Class B Shares to the Underwriters pursuant to this Agreement and their automatic conversion into Class A Common Stock upon the sale thereof will not contravene (1) any provision of applicable law or the certificate of incorporation or by-laws of the Company or (2) in any material respect any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (3) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

          (j) There has not occurred any material adverse change, or any development that could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of hu-man health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described in the Prospectus, or (ii) require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as described in the Registration Statement.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than the repurchase of capital stock from former employees in an aggregate amount not in excess of $50,000), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (r) The Company and its subsidiaries have marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (s) Except in each case as described in or contemplated by the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (v) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (w) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to wireless communications services ("Telecom Laws"), (ii) have received all permits, licenses or other approvals ("Telecom Licenses") required of them under applicable Telecom Laws to conduct their respective businesses, all of which were validly issued and are in full force and effect, with no material restrictions or qualifications except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and (iii) are in compliance with all terms and conditions of any such Telecom License, except where such noncompliance with Telecom Laws, failure to receive required Telecom Licenses, failure to have such Telecom Licenses be validly issued or in full force and effect, or failure to comply with the terms and conditions of such Telecom Licenses would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (x) Each of the Company and its subsidiaries has filed with the Federal Communications Commission (the "FCC") all necessary and material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests.

          (y) The Company has no reason to believe, and does not believe, that the Telecom Licenses will not be renewed for a full term when they are due for renewal.

          (z) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), each of (1) the agreements described in the Prospectus under the captions "Certain Relationships and Related Transactions -- The Stockholders' Agreement," "--License Agreement" and "-- Roaming Agreement" and (2) Triton PCS's credit facility dated as of February 3, 1998, as amended as of September 22, 1999, September 14, 2000 and September 26, 2001 is in full force and effect. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) any provision of its certificate of incorporation or by-laws (if it is a corporation), (ii) any of those agreements referenced in clause (1) or (iii) any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are bound, except for violations and defaults with respect to clauses
     (ii) and (iii) of this paragraph which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole.

          (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than those described in Part II of the Company's quarterly reports on Form 10-Q (the "Form 10-Qs"), if any, filed since the Company's most recent annual report on Form 10-K (the "Form 10-K"), under Item 2 and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (cc) The agreements (the "Filed Agreements") filed or incorporated by reference as exhibits to the Registration Statement (or as exhibits to the Form 10-K, Form 10-Qs or any other reports filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement) are the only agreements material to the Company and its subsidiaries, taken as a whole.

          (dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     2.   Representations and Warranties of the Selling Shareholders.  Each
          ----------------------------------------------------------
Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Dow, Lohnes & Albertson, PLLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene (i) any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (ii) in any material respect any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have been obtained or as may be required by the NASD or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of
     Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

          (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

          (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares)), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (f) All information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in
     (i) the Basic Prospectus under the caption "Principal and Selling Stockholders" and (ii) the Prospectus Supplement under the caption "Selling Stockholders" is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading, and the sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

          (g) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     3.   Agreements to Sell and Purchase.  Each Selling Shareholder, severally
          -------------------------------
and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $29.10 a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,080,000 Additional Shares at the Purchase Price. If you elect to exercise such option, you shall so notify the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Selling Shareholder agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the maximum number of Additional Shares that may be sold by such Selling Shareholder set forth in Schedule I hereto as the total number of Additional Shares to be purchased bears to 1,080,000 and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that it will not, without the prior written consent of Salomon Smith Barney Inc., on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock, Class B Common Stock or any shares of capital stock of the Company (collectively, the "Capital Stock") or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement; provided, however, that the Company may issue and sell Capital Stock or options to acquire Capital Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of this Agreement and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at date of this Agreement.

     Each Selling Shareholder hereby agrees that such Selling Shareholder will not, without the prior written consent of Salomon Smith Barney Inc., on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), by such Selling Shareholder or any affiliate of such Selling Shareholder or any person in privity with such Selling Shareholder or any affiliate of such Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with in the meaning of Section 16 of the Exchange Act with respect to, any shares of Capital Stock or any securities convertible into, or exercisable, or exchangeable for such Capital Stock; or publicly announce an intention to effect any such transaction, for a period of 150 days after the date of this Agreement (in the case of J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC, Sixty Wall Street SBIC Fund, L.P., Equity-Linked Investors-II, and Private Equity Investors, III, L.P.) or for a period of 90 days after the date of this Agreement (in the case of Toronto Dominion Capital (U.S.A), Inc. and DAG-Triton PCS, L.P.), other than (A) transactions by any person relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, and (B) bona fide gifts, sales or other dispositions of shares of any class of Capital Stock by any Selling Shareholder other than the Company, in each case that are made exclusively between and among such Selling Shareholder or affiliate of such Selling Shareholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer under clause (B) that (i) the transferee executes an agreement in the form of Exhibit B hereto, and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5).

     If Salomon Smith Barney Inc. shall release the Company or any Selling Shareholder from the restrictions set forth in the immediately preceding paragraphs, Salomon Smith Barney Inc. will, concurrently with such release, provide written notice to the Company and the Selling Shareholders.

     The Company agrees that it will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     Each Selling Shareholder hereby agrees that such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     4.  Terms of Public Offering.  The Selling Shareholders are advised by you
         ------------------------
that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $30.55 per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $.87 per share under the Public Offering Price.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 12, 2001, or at such other time on the same or such other date, not later than December 19, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January 19, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6.   Conditions to the Underwriters' Obligations.  The several obligations
          -------------------------------------------
of the Underwriters are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date an opinion of Dow Lohnes & Albertson, PLLC, outside counsel for the Company, dated the Closing Date, to the effect that:

          (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

          (ii) each subsidiary of the Company is validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, and has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus;

          (iii) the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable;

          (iv) the statements relating to legal matters, documents or proceedings included in the Prospectus under the captions "Description of Capital Stock" and "Certain Relationships and Related Transactions" and "Item 11 -- Executive Compensation and Employment Agreements -- Employment Agreements" of the Form 10-K, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately summarize the matters referred to therein;

          (v) to such counsel's knowledge, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or of any applicable statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of United States Federal law and will not contravene any provision of the Stockholders' Agreement in any material respect, and no consent, approval, authorization or order of, or qualification with, any United States Federal governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the NASD and securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

          (viii) the conversion of the Class B Shares and the Additional Class B Shares into shares of Class A Common Stock will not contravene any provision of United States Federal law or the certificate of incorporation or by-laws of the Company and will not contravene any provision of the Stockholders' Agreement in any material respect;

          (ix) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Certain Material United States Tax Consequences to Non-U.S. Holders", "Description of Certain Indebtedness" and "Underwriters" (but only as to the description of this Agreement) and (B) the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately summarize the matters referred to therein;

          (x) the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xi) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express any opinion) did not comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
     (B) the Registration Statement or the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) any part of the Registration Statement (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief), when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) the Registration Statement, as supplemented by the Prospectus Supplement (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (E) the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xii) the sale of the Shares and the execution, delivery and performance by the Company of this Agreement, the Basic Prospectus and the Prospectus Supplement (i) do not violate the Communications Act of 1934, as amended, or the rules, regulations, published and publicly available orders and published and publicly available policy statements promulgated by the FCC (the "Communications Laws"), (ii) do not cause any violation, cancellation, termination, revocation, forfeiture, or adverse modification of any of the cellular licenses, permits or other authorizations issued to the Company and its subsidiaries as listed in Annex A to such counsel's opinion (the "FCC Licenses"), and (iii) do not require the approval of or filing with the FCC;

          (xiii) except as may be disclosed on Annex B to such opinion or in the Prospectus and except for rule making proceedings and similar proceedings of general applicability to the commercial mobile radio services industry or substantial segments thereof, to such counsel's knowledge, there is no notice of violation, order to show cause, petition to deny or complaint, or investigatory proceeding pending against the Company or any subsidiary of the Company listed in Annex A to such counsel's opinion before the FCC that reasonably could be expected to result in cancellation, termination, revocation, forfeiture or modification of the FCC Licenses that individually or in the aggregate would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise. Such counsel may state, however, that (i) the staff of the FCC's Wireless Telecommunications Bureau has advised such counsel that no reliable central record of such matters exists by individual licensee name, (ii) there is, to such counsel's knowledge, no central location of orders, decisions, judgments or other rulings that would permit the reliable identification of all such matters that may be pending with respect to the Company or the subsidiaries of the Company listed in Annex A to such opinion, and (iii) except as otherwise noted in Annex B to such opinion, such counsel has not undertaken to examine or to make inquiries with respect to any such records;

          (xiv) the statements in the Prospectus under the captions "Business-- Regulation" and "--State Regulation and Local Approvals" in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, and insofar as they are, or refer to, statements of federal communications law under the Communications Laws applicable to commercial mobile radio services or legal conclusions with respect to federal communications law under the Communications Laws applicable to the commercial mobile radio services, accurately summarize such legal matters, documents and proceedings in all respects material to the business of the Company as described in the Prospectus; and

          (xv) based on the review of FCC publicly available records and such counsel's inquiry of the FCC described therein, each of the FCC Licenses is held by the subsidiary of the Company listed in Annex A to such opinion as the holder thereof, is in effect, and to such counsel's knowledge has not been suspended, terminated or revoked. The Personal Communications Services ("PCS") and cellular radio licenses issued by the FCC and included in the FCC Licenses listed in Annex A to such opinion authorize the holder thereof listed in such Annex A to operate either a PCS or cellular system (as indicated in such Annex A) in the markets listed in such Annex A without a further PCS or cellular license issued by the FCC.

     (d) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown & Platt, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of such Selling Shareholders;

          (ii) the execution and delivery by each such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws (if such Selling Shareholder is a corporation), the partnership agreement (if such Selling Shareholder is a partnership) or the operating agreement (if such Selling Shareholder is a limited liability company) of such Selling Shareholder, and no con-

                                      -17-
          sent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

               (iii) the conversion by any Selling Shareholder of the Class B Shares and the Additional Class B Shares into shares of Class A Common Stock will not contravene any provision of applicable law, or the certificate of incorporation or by-laws (if such Selling Shareholder is a corporation), the partnership agreement (if such Selling Shareholder is a partnership) or the operating agreement (if such Selling Shareholder is a limited liability company) of such Selling Shareholder in any material respect;

               (iv) each of such Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of such Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

               (v) the Custody Agreement and the Power of Attorney of each such Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder; and

               (vi) upon delivery of the Shares to be sold by such Selling Shareholders pursuant to the Underwriting Agreement and payment therefor as contemplated therein, the Underwriters will acquire good and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance, restriction on transfer or other defect in title.

          (e) The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel in form and substance satisfactory to the Underwriters.

     With respect to Sections 6(c)(xii) above, Dow, Lohnes & Albertson, PLLC may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Mayer, Brown & Platt may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling

Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Mayer, Brown & Platt shall state in their opinion that they are justified in relying on each such other opinion.

     The opinions of Dow, Lohnes & Albertson, PLLC and Mayer Brown & Platt described above and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company, listed in Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares and the transfer of title to the Additional Shares to the Underwriters.

     7.  Covenants of the Company.  In further consideration of the agreements
         ------------------------
of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, five copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and so long as delivery of a prospectus by an underwriter or dealer may be required under the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Shares, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such states as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8.  Expenses.  Whether or not the transactions contemplated in this
         --------
Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the

Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, the costs and charges of any transfer agent, registrar or depositary, (vii) $50,000 of the Company's costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (the balance of the Company's expenses relating to any "road show" undertaken in connection with the marketing of the offering of the Shares shall be paid by the Underwriters based upon their respective pro rata share of the Shares being purchased), (viii) reasonable fees, disbursements and expenses of counsel to the Selling Shareholders and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

     9.  Indemnity and Contribution.  (a) The Company agrees to indemnify and
         --------------------------
hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.


          (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in (i) the Basic Prospectus under the caption "Principal and Selling Stockholders" or (ii) the Prospectus Supplement under the caption "Selling Stockholders"; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement, less applicable underwriting discounts and commissions.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and the third, eighth, ninth, fifteenth and sixteenth paragraphs, excluding tables, as well as the list of Underwriters and their respective participation in the sale of the Shares under the heading "Underwriting" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or Prospectus.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Salomon Smith Barney Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 90 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares, it being understood that in no case shall an Underwriter (except as may be provided in an agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting commission applicable to the Shares purchased by such Underwriter hereunder. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement, less applicable underwriting discounts and commissions.

          (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) the liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement, less applicable underwriting discounts and commissions and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or ommission or alleged ommission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this Section and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

     10.  Termination. This Agreement shall be subject to termination by notice
          -----------
given by you to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited or minimum prices shall have been established on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or any change in financial markets or any calamity or crisis that makes it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     11.  Effectiveness; Defaulting Underwriters. This Agreement shall become
          --------------------------------------
effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the nondefaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such nondefaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12.  Stockholders' Agreement. The Selling Shareholders confirm to the
          -----------------------
Company that they do not need written notice of the filing of the Registration Statement under the Stockholders' Agreement, and that the filing of the Registration Statement satisfies any obligations that the Company may have to the Selling Shareholders under the Stockholders' Agreement to register the offering of the Shares that the Selling Shareholders propose to sell.

     13.  Counterparts. This Agreement may be signed in two or more
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14.  Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws of the State of New York.

     15.  Headings. The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        TRITON PCS HOLDINGS, INC.

                                        By: /s/ David D. Clark
                                            -----------------------------------
                                            Name:  David D. Clark
                                            Title: Chief Financial Officer

                                        The Selling Shareholders named in
                                        Schedule I hereto, acting severally

                                        By: /s/ David D. Clark
                                            -----------------------------------
                                            Attorney-in-Fact

Accepted as of the date hereof

SALOMON SMITH BARNEY INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION SECURITIES, INC.

Acting severally on behalf of themselves and the several Underwriters named in
     Schedule II hereto

By:  Salomon Smith Barney Inc.

By:  /s/ A. Scott Daniel
     --------------------------------------
     Name:  A. Scott Daniel
     Title: Vice President

                                                                      SCHEDULE I

                                                                                     Maximum of
                                                     Number of Firm Shares To   Additional Shares To
Selling Shareholder                                           Be Sold                  Be Sold
---------------------------------------------------  ------------------------   --------------------
J.P. Morgan Partners (23A SBIC), LLC                          2,395,457                359,319
J.P. Morgan SBIC LLC                                          2,006,129                300,919
Sixty Wall Street SBIC Fund, L.P.                               100,184                 15,027
Equity-Linked Investors-II                                    1,075,655                161,349
Private Equity Investors III, L.P.                            1,247,575                187,136
Toronto Dominion Capital (U.S.A.), Inc.                         225,000                 33,750
DAG-Triton PCS, L.P.                                            150,000                 22,500
                                                     ------------------------   --------------------
Total:                                                        7,200,000              1,080,000
                                                     ========================   ====================

                                                                     SCHEDULE II


                                                    Number of Firm Shares To Be
                Underwriter                                  Purchased
------------------------------------------------    ---------------------------

Salomon Smith Barney Inc.                                    2,340,000
Morgan Stanley & Co. Incorporated                            2,340,000
Credit Suisse First Boston Corporation                       1,260,000
First Union Securities, Inc.                                 1,260,000

                                                            -----------
     Total Firm Shares                                       7,200,000
                                                            ===========

                                                                       EXHIBIT A
                                                                       ---------

Michael E. Kalogris

Steven R. Skinner

David D. Clark

Arnold Chavkin

John W. Watkins

First Union Affordable Housing Development
Corporation

                                                                       EXHIBIT B
                                                                       ---------

                           [FORM OF LOCK-UP LETTER]
                           ------------------------

                                  December ___, 2001

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
First Union Securities, Inc.
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), certain Selling Shareholders and each of you as the Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Capital Stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock; or publicly announce an intention to effect any such transaction, for a period of 90 days/a/ after the date of this Agreement other than (A) transactions by any person other than the Company relating

__________________________

/a/  150 days with respect to Michael E. Kalogris, Steven R. Skinner and David
D. Clark.

to shares of Common Stock or other securities acquired in open market transactions after Closing (as defined in the Underwriting Agreement), (B) bona fide gifts, sales or other dispositions of shares of any class Capital Stock, in each case that are made exclusively between and among the undersigned, or members of the undersigned's family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) or
(C) the purchase or sale of any Common Stock in accordance with paragraph (c) of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended; provided that it shall be a condition to any such transfer under clause (B) that
(i) the transferee executes a duplicate form of this letter, and (ii) no filing by any party (donor, donee, tranferor or tranferee) under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5), and that it shall be a condition to any purchase or sale under clause (C) that such purchase or sale shall be executed pursuant to a contract, instruction, plan or other arrangement in existence prior to the date hereof.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,


                                        ________________________________________
                                        Name

                                        ________________________________________
                                        Address

                                      B-2